UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive Proxy Statement.
☒	Definitive Additional Materials.
☐	Soliciting Material Pursuant to §240.14a-12.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

THIS FILING CONTAINS A NOTICE TO ALLSCRIPTS HEALTHCARE SOLUTIONS, INC. STOCKHOLDERS REGARDING DISCRETIONARY BROKER VOTING AUTHORITY ON PROPOSAL 3.

September 26, 2008

IMPORTANT NOTICE TO STOCKHOLDERS OF ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

On August 22, 2008, Allscripts Healthcare Solutions, Inc. (“Allscripts” or “we”) commenced the mailing of our definitive proxy statement (the “Proxy Statement”) and related materials for the 2008 Annual Meeting of Allscripts stockholders, to be held on October 6, 2008. In the Proxy Statement, we noted that Proposal 3, the proposal to approve the additional amendment and restatement of our certificate of incorporation and by-laws as set forth in Annex C to the Proxy Statement, would be a proposal on which brokers would not have discretionary authority to vote shares held beneficially by their clients absent specific instructions, referred to as a “broker non-vote.” As a result, we indicated that your failure to vote on Proposal 3 and the resulting broker non-vote would have the effect of a vote against Proposal 3. However, we have been notified that the New York Stock Exchange (the entity responsible for determining when broker discretionary voting authority will be granted, including for Nasdaq listed companies) has granted brokers discretionary voting authority with respect to Proposal 3. As a result, brokers will have the authority to vote shares of our common stock on Proposal 3 even when they have not received instructions from beneficial owners. The information set forth herein updates and supersedes information contained in the Proxy Statement.

Important Additional Information and Where to Find It

All stockholders are urged to read the Proxy Statement and other relevant materials when they become available because they contain important information about Allscripts and the proposed transaction with Misys plc. Investors and security holders can obtain copies of Allscripts’ materials (and all other documents filed with the Securities and Exchange Commission (“SEC”)) when available, at no charge on the SEC’s website: www.sec.gov. Copies can also be obtained at no charge by directing a request for such materials to Allscripts at 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654, Attention: Lee Shapiro, Secretary. Investors and security holders may also read and copy any reports, statements and other information filed by Allscripts with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room. Allscripts’ directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies from the stockholders of Allscripts in favor of the proposed transaction. Information about Allscripts, its directors and its executive officers, and their ownership of Allscripts’ securities, is set forth in the Proxy Statement.

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